Exhibit 10.6

ASSIGNMENT AND ASSUMPTION OF OPTION AGREEMENT

     THIS ASSIGNMENT AND ASSUMPTION OF OPTION AGREEMENT (“Agreement”) made this 15th day of January, 2003, by and between XO COMMUNICATIONS, INC., a Delaware corporation (“Assignor”) and DIXON PROPERTIES LLC, a Delaware limited liability company (“Assignee”) and shall be effective on January 16, 2003 (“Effective Date”);

WITNESSETH:

     WHEREAS, on June 17, 2002, XO filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code, in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

     WHEREAS, by that certain Option Agreement (“Option”) dated as of October 31, 2002, as amended on December 13, 2002, by and between The Lincoln National Life Insurance Company (“Optionor”) and XO Communications, Inc. (“Optionee”), Optionor did grant an option for Optionee to purchase that certain building and real property located at 11111 Sunset Hills Road, Reston, Virginia (“Building”);

     WHEREAS, by order dated November 15, 2002, the Bankruptcy Court approved the Option;

     WHEREAS, Assignor has leased a substantial portion of the Building pursuant to that certain Amended and Restated Deed of Lease (“Deed of Lease”) dated as of October 30, 2002, between the Optionor and the Optionee;

     WHEREAS, on December 23, 2002, Assignor exercised the Option in accordance with its terms;

     WHEREAS, Assignee is and shall be deemed to be an “Affiliate” of Assignor to which the Assignor may assign its rights under the Option pursuant to Section 7.9 of the Option;

     WHEREAS, Assignor desires to assign to Assignee all of Assignor’s rights and interests as Optionee under the Option, and Assignee desires to assume all of Assignor’s obligations as Optionee under the Option upon and subject to the terms and conditions set forth herein;

     NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1.     Assignment and Assumption.

             (a)    Assignor hereby assigns to Assignee all of Assignor’s rights and interest in and to the Option, a true and complete copy of which is attached hereto as Exhibit A and incorporated herein by reference, subject, however, to the terms hereof.

             (b)    On and after the Effective Date, Assignee shall assume and hereby agrees promptly and faithfully to keep, fulfill, observe, perform and discharge each and every covenant, duty, debt and obligation on Assignor’s part to be performed that may accrue and become performable, due or owing from and after the Effective Date under the terms of the Option.

     2.     Restated Lease. As a material inducement to Assignor entering into this Agreement, Assignor and Assignee shall enter into a lease amendment relating to the Deed of Lease in accordance with the terms and conditions set forth on Exhibit B which is attached hereto and made a part hereof.

     3.     Indemnity.

     Assignor represents that to the best of its knowledge the Option is in full force and effect, and that it is not in breach of the Option. Assignor further represents that (i) Assignor has validly exercised the Option and that same is binding upon and enforceable against Optionor and (ii) the Bankruptcy Approval Conditions (as defined in Section 1.3 of the Option), have been satisfied and the Purchase Price (as defined in the Option) will be $31,400,000.

             (a)    Assignor will indemnify and hold Assignee harmless from and defend Assignee against any and all claims, demands, causes of action, losses, costs (including, without limitation, court costs and reasonable attorneys’ fees), liabilities and damages of any kind or nature whatsoever that Assignee may sustain by reason of Assignor’s breach or nonfulfillment prior to the Effective Date, of any covenant or obligation under the Option or this Agreement on its part to be performed.

             (b)    Assignee will indemnify and hold Assignor harmless from and defend Assignor against any and all claims, demands, causes of action, losses, costs (including, without limitation, court costs and reasonable attorneys’ fees), liabilities and damages of any kind or nature whatsoever that Assignor may sustain by reason of Assignee’s breach or nonfulfillment on and after the Effective Date, of any covenant or obligation under the Option or this Agreement on its part to be performed.

     4.     Building Matters. Assignor and Assignee hereby recognize and agree that Assignee shall be specifically and independently responsible for matters of due diligence regarding its proposed acquisition of the Building pursuant to the Option. To the extent Assignor provides or has provided Assignee with due diligence materials, reports, tests or studies relating to the Building or the structure, function or status thereof (including, without limitation, any such materials, reports, tests or studies provided to Assignor by the Optionor), Assignee hereby releases and holds Assignor harmless from any findings, conclusions, inaccuracies or contents relating to such due diligence materials, or the like. Assignee expects to seek reliance letters from persons that provided due diligence materials, reports, tests or studies relating to the Building or the structure, function or status thereof and Assignor agrees to use commercially reasonable efforts to cooperate with Assignee in connection therewith.

     5.     Notices. Any notice to be given pursuant to this Agreement shall be in writing and shall be served by hand or private express mail carrier, or by United States certified or registered mail.

             (a)    Notices to Assignee shall be mailed or delivered to Assignee c/o Icahn Associates Corp., 767 Fifth Avenue, 47th Floor, NY, NY 10153, Attention: Marc Weitzen, unless otherwise directed in writing by Assignee.

             (b)    Notices to Assignor shall be mailed or delivered to Assignor at XO Communications, Inc., 11111 Sunset Hills Road, Reston, Virginia 20190, Attention: Legal Department, with a copy to XO Communications, 1633 Westlake Avenue North, Suite 200, Seattle, Washington 98109, Attention: Michael Targett, Esq., unless otherwise directed in writing by Assignor.

             (c)    Any reference to “days” herein refers to calendar days.

     6.     Brokers. Assignee warrants and represents to Assignor that no real estate agent, broker, finder or other such persons or firms have negotiated or brought about this transaction.

     7.     Successors and Assigns. This Agreement shall bind and benefit the parties and their respective successors and permitted assigns. Neither this Agreement nor the rights or privileges hereunder shall be further assigned by either party without the express written consent of both parties to this Agreement. Any consent pursuant to this section may be withheld in the sole but reasonable discretion of each party.

     8.     Amendments. This Agreement shall not be changed except by written instrument signed by Assignor and Assignee.

     9.     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together should constitute one and the same instrument.

     10.     Recitals. The Recitals set forth on the first page of this Agreement are hereby incorporated herein by reference as if fully set forth at this point in the text of this Agreement.

     11.    Prevailing Party Legal Fees. In the event any legal proceeding is commenced related to this Agreement, the prevailing party in such proceeding shall be entitled to recover its reasonable attorneys’ fees, costs and expenses of litigation from the non-prevailing party.

     12.     Time is of the Essence. For purposes of this Agreement, time shall be considered of the essence.

     13.     Bankruptcy Court Approval. The assignment of the rights and obligations of the Assignor to Assignee and the effectiveness of this Agreement are subject to, and conditioned upon, the approval by the Bankruptcy Court of the parties entering into and performing this Agreement by an order that becomes final and not subject to appeal.

     14.     Governing Law. This Agreement shall be governed by and construed under the laws of the Commonwealth of Virginia (excluding any conflict of law rules which may direct interpretation to the laws of any other state).

     15.     Survival. All of the representations, warranties, covenants, indemnities and other provisions of this Agreement shall survive the settlement or closing on the Building and/or subject Property.

     IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of Assignor and Assignee as of the date first above written.

WITNESS:	ASSIGNOR:

XO COMMUNICATIONS, INC., a Delaware corporation

/s/ Francis J. Kelleher	By: /s/ Gary D. Begeman	(SEAL)

Name: Gary D. Begeman

Title: Senior Vice President

WITNESS:	ASSIGNEE:

DIXON PROPERTIES LLC, a Delaware limited liability company

/s/ Matt Goldfarb	By: /s/ Robert Mitchell	(SEAL)

Name: Robert Mitchell

Title: Authorized Signatory

List of Exhibits:

Exhibit A — Option Agreement
Exhibit B – Terms of Amendment to Restated Lease

#193636

EXHIBIT A
OPTION AGREEMENT

(intentionally omitted)

EXHIBIT B
TERMS OF AMENDMENT TO DEED OF LEASE

•	The Deed of Lease shall be amended or restated to delete any requirement of a security deposit, and the security deposit held by the current Landlord shall be returned to Assignor within two (2) days of Assignee’s receipt of the security deposit from the current Landlord.

•	Notwithstanding anything set forth in the Deed of Lease, Assignee and Assignor agree that there will not be a remeasuring of the Building or the Leased Premises (as defined in the Deed of Lease) except as agreed to by Assignee and Assignor in writing.

[CONTINUED ON NEXT PAGE]

EXHIBIT B
TERMS OF AMENDMENT TO DEED OF LEASE
(CONTINUED)

The rent schedules set forth in the Deed of Lease Section 3.1(a) and (b), will be modified as follows:

3.1 Base Rent
(a)

	Base Rent Schedule

Months	Per RSF	Annually		Monthly

Building Purchase Date by Assignee through 11/14/03	$22.50	$3,768,637.50	*	$314,053.13	*
following 12 mos.	$23.27	$3,897,608.60	*	$324,800.72	*
following 12 mos.	$24.05	$4,028,254.75		$335,687.90
following 12 mos.	$24.86	$4,163,925.70		$346,993.81
following 12 mos.	$25.70	$4,304,621.50		$358,718.46

*Subject to subsection (b), below.

(b)

Building Purchase Date by Assignee through 11/14/03	$22.50	$3,251,902.50	$270,991.88
following 12 mos	$23.27	$3,363,189.83	$280,265.82